UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – December 6, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreements

On December 6, 2013, QEP Resources, Inc. (the “Company”), through its wholly-owned subsidiary, QEP Energy Company, entered into an asset purchase agreement (the “Purchase Agreement”) with EnerVest Holding, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XII-WIB, L.P., and EnerVest Energy Institutional Fund XII-WIC, L.P., (collectively “Sellers”).  The Purchase Agreement provides for the acquisition by the Company of oil and natural gas interests in the Midland sub-basin of the Permian Basin, mainly in Martin and Andrews counties in West Texas (the “Acquisition”). The aggregate consideration payable to Sellers for the Acquisition will be approximately $950 million, subject to customary purchase price adjustments.

The Acquisition has an effective date of November 1, 2013. The Company plans to fund the Acquisition with proceeds from its revolving credit facility and cash on hand. In connection with the execution of the Purchase Agreement, the Company paid a $50 million deposit to the Sellers. The Company expects to close the transaction on or before January 31, 2014, subject to due diligence and the satisfaction of customary closing conditions.

Before the closing of the Acquisition, the Company intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects, casualty losses, and preferential right exercises. If the value of these matters exceeds 20% of the purchase price, each party has the right to decline to close.

Each party’s separate obligation to consummate the Acquisition is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of the closing, (ii) the counterparties performance, in all material respects, of all covenants, (iii) the receipt of all required approvals, (iv) the absence of legal matters prohibiting the Acquisition and (v) the purchase price condition described above.

Item 7.01	Regulation FD Disclosure.

On December 9, 2013, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions.  Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding the financing of the Acquisition, the anticipated closing date of the Acquisition and expected due diligence of the Acquired Properties.  Actual results may differ materially from those included in the forward-looking statements due to a number of factors including, without limitation, availability of capital; regulatory and other approvals; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; prices for natural gas, oil and NGLs; and factors identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.    Exhibit

99.1         Press Release of QEP Resources, Inc., dated December 9, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP RESOURCES, INC.
(Registrant)

December 12, 2013
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.    Exhibit

99.1        Press Release of QEP Resources, Inc., dated December 9, 2013.